Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Exhibit 32.1

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 (the “Report”) by Pacific Capital Bancorp (“Registrant”), the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: August 9, 2012	/s/ Carl B. Webb

Carl B. Webb
Chief Executive Officer (Principal Executive Officer)

Date: August 9, 2012	/s/ Mark K. Olson

Mark K. Olson
Chief Financial Officer (Principal Financial Officer)